UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 9, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brookside Mortgage, LLC, an Oklahoma limited liability company.  At closing Brookside Mortgage will be merged into UCMC a wholly owned subsidiary of PSMI, which is our wholly owed subsidiary.  The closing is scheduled for on or before July 1, 2011.   Greg Mahaney and Michael Thompson, the principals of Brookside Mortgage, will receive a total of 800,000 shares of our common stock in exchange for all the outstanding membership interests of Brookside Mortgage.    The common shares issued by us to Mr. Mahaney and Mr. Thompson will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  In addition, Mr. Mahaney will sit on our Board of Directors.  The closing of the transaction is subject to certain conditions, including completion of due diligence and no material changes in the business or financial condition of the entities.   A copy of the Merger Agreement is included as an exhibit with this report.

In connection with the signing of the Merger Agreement, we issued a press release, a copy of which is included as an exhibit to this filing.

Item 9.01	Financial Statements and Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated June 9, 2011
Exhibit 99.1	Press Release dated June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: June 10, 2011	By	/s/ Ron Hanna
Ron Hanna, President